UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2015

SPECTRUMDNA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-148883

Delaware	20-4880377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Chase Financial Center, Suite 1017, Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 462-0315

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 16, 2015, SpectrumDNA, Inc. (the “Company”) issued 230,000 shares of Series A Convertible Preferred Stock as follows: 100,000 shares of Series A Convertible Preferred Stock were issued to Parrish B. Ketchmark, the Company’s President and Chief Executive Officer, for management services rendered; 100,000 shares of Series A Convertible Preferred Stock were issued to a consultant for his general consulting services; 10,000 and 20,000 shares of Series A Convertible Preferred Stock were issued to Terrence J. Dunne and Philip J. Cannon, Ph.D., respectively, recently appointed directors of the Company and which shares were issued in connection with their appointment to the Board. The securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Prior thereto, on February 5, 2015, the Company filed a Certificate of Designation with the State of Delaware authorizing its Series A Convertible Preferred Stock consisting of 250,000 shares, each of $0.001 par value. Each share of Series A Convertible Preferred Stock shall automatically convert, without any action on the part of the holder, into 1,000 shares of Common Stock of the Company upon the consummation by the Company and closing of an acquisition, reverse merger or similar transaction which would require the filing with the Securities and Exchange Commission of a Current Report on Form 8-K pursuant to Item 2.01 thereof. In addition, holders of shares of the Series A Convertible Preferred Stock (i) shall not be entitled to any voting rights except as required under the General Corporation Law of the State of Delaware; (ii) shall have no right to receive dividends; and (iii) in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share equal to the amount they would be entitled to receive as holders of Common Stock if all outstanding shares of Series A Convertible Preferred Stock had been converted into Common Stock.

The foregoing description of the preferences, limitations and relative rights of the Series A Convertible Preferred Stock is qualified in its entirety by the full text of the Certificate of Designation of Series A Convertible Preferred Stock which is filed as Exhibit 3.1 to this report and incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1*	Certificate of Designation of Series A Convertible Preferred Stock

* Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUMDNA, INC. (Registrant)

Dated: February 17, 2015	By:	/s/ Parrish B. Ketchmark
Parrish B. Ketchmark
President and Chief Executive Officer